EXHIBIT 10.7

GUARANTOR SECURITY AGREEMENT

THIS GUARANTOR SECURITY AGREEMENT (this “Security Agreement”) is made as of August 16, 2010 by and between each of the undersigned (each a “Debtor” and collectively, the “Debtors”), and Vicis Capital Master Fund (“Vicis”), a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands.

R E C I T A L S

WHEREAS, Debtor is a wholly owned subsidiary of The Amacore Group, Inc., a Delaware corporation (“Issuer”).

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith by and between Vicis and Issuer (as amended or modified from time to time, the “Purchase Agreement”), Vicis has made or will make an investment (the “Investment”) in Issuer’s 15% Senior Secured Convertible Notes due June 30, 2011 (the “Acquired Notes”).

WHEREAS, it is a condition precedent to Vicis’s investment in the Acquired Notes that each Debtor execute and deliver to Vicis a security agreement in the form hereof.

WHEREAS, this is the Guarantor Security Agreement referred to in the Purchase Agreement.

NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with Vicis as follows:

ARTICLE I
DEFINITIONS

Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.  Capitalized terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral), the recitals and as follows:

1.1   Accounts.  “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

1.2   Collateral.  “Collateral” shall mean all personal properties and assets of a Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a)   all Inventory and documents relating to Inventory;

(b)   all Accounts and documents relating to Accounts;

(c)   all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

(d)   all general intangibles (including without limitation, payment intangibles, software, customer lists, sales records and other business records, contract rights, causes of action, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, chattel paper, documents, letter-of-credit rights and instruments;

(e)   all motor vehicles;

(f)   (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Vicis from time to time and pledged as additional security for the Obligations;

(g)   all investment property;

(h)   all commercial tort claims; and

(i)   all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

1.3   Event of Default.  “Event of Default” shall have the meaning specified in the Purchase Agreement.

1.4   Inventory.  “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in a Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by a Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by a Debtor.

1.5   Obligations.  “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of a Debtor contained in the Guaranty, dated of even date herewith, by such Debtor in favor of Vicis.

1.6   Person.  “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

1.7   Security Agreement.  “Security Agreement” shall mean this Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.8   Security Interest.  “Security Interest” shall mean the security interest of Vicis in the Collateral granted by Debtor pursuant to this Security Agreement.

1.9   UCC.  “UCC” shall mean with respect to a Debtor the Uniform Commercial Code as adopted in state in which such Debtor was organized and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1   The Security Interest.  To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, each Debtor hereby grants to Vicis a first-priority security interest in all of such Debtor’s right, title and interest in and to the Collateral.

2.2   Representations and Warranties.  Each Debtor hereby represents and warrants to Vicis that:

(a)   The records of such Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b)   The Collateral of such Debtor is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c)   The chief executive office and chief place(s) of business of such Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d)   Such Debtor is an entity organized under the law identified in Schedule 1, and its exact legal name is set forth therein.  The organization identification number of such Debtor is listed on Schedule 1 to this Security Agreement.

(e)   All of such Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement.  All of such Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f)   Such Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3   Authorization to File Financing Statements.  Each Debtor hereby irrevocably authorizes Vicis at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether such Debtor is an organization, the type of organization and any state or federal organization identification number issued to such Debtor.  Each Debtor agrees to furnish any such information to Vicis promptly upon request.  Each Debtor also ratifies its authorization for Vicis to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, each Debtor shall:

3.1   Sale of Collateral.  Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Purchase Agreement and for sales of Inventory in the ordinary course of business.

3.2   Maintenance of Security Interest.

(a)   At the expense of such Debtor, defend the Security Interest against any and all claims of any Person adverse to Vicis and take such action and execute such financing statements and other documents as Vicis may from time to time request to maintain the perfected status of the Security Interest.  Such Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Purchase Agreement.

(b)   Such Debtor further agrees to take any other action reasonably requested by Vicis to ensure the attachment, perfection and first priority of, and the ability of Vicis to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that such Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Vicis to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any portion of the tangible Collateral is located in form and substance satisfactory to Vicis.

3.3   Locations.  Give Vicis at least thirty (30) days prior written notice of such Debtor’s intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location.  Any additional filings or refilings requested by Vicis as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at such Debtor’s expense.

3.4   Insurance.  Keep the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke and uniform standard extended coverage and vandalism and malicious mischief endorsements, limited only as may be provided in the standard form of such endorsements at the time in use in the applicable state.  Such insurance shall be for amounts not less than the actual replacement cost of the Collateral.

No policy of insurance shall be so written that the proceeds thereof will produce less than the minimum coverage required by the preceding sentence, by reason of co-insurance provisions or otherwise, without the prior consent thereto in writing by Vicis.  Such Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Vicis and will provide to Vicis certificates of such insurance or copies thereof. Such Debtor shall use cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Vicis, that such insurer will give thirty (30) days written notice to Vicis before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Vicis’s prior consent. In the event of any insured loss, such Debtor shall promptly notify Vicis thereof in writing, and, after an Event of Default shall have occurred and be continuing, such Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Vicis as its interest may appear. Vicis is authorized, in the name and on behalf of such Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Debtor agrees to sign, on demand of Vicis, all receipts, vouchers, releases and other instruments which may be necessary in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Vicis and disbursed and applied at the discretion of Vicis, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

3.5   Name; Legal Status.  (a) Without providing at least 30 days prior written notice to Vicis, such Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Debtor does not have an organizational identification number and later obtains one, such Debtor shall forthwith notify Vicis of such organizational identification number, and (c) such Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1   Right to Cure.  In case of failure by a Debtor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, Vicis shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by such Debtor to Vicis immediately upon demand, together with interest at an annual rate of 10% from the date of disbursement by Vicis to the date of payment by such Debtor.

4.2   Rights of Parties.  Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Vicis may (but is under no obligation so to do):

(a)   require each Debtor to assemble the Collateral at a place designated by Vicis, which is reasonably convenient to the parties; and

(b)   take physical possession of Inventory and other tangible Collateral and of each Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in whole or in part, at public or private sale, on or off the premises of such Debtor; and

(c)   collect any and all money due or to become due and enforce in each Debtor’s name all rights with respect to the Collateral; and

(d)   settle, adjust or compromise any dispute with respect to any Account; and

(e)   receive and open mail addressed to each Debtor; and

(f)   on behalf of each Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3   Power of Attorney.  Upon the occurrence and during the continuance of an Event of Default, each Debtor does hereby constitute and appoint Vicis as such Debtor’s true and lawful attorney with full power of substitution for such Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of such Debtor under this Security Agreement and taking any action and executing any instrument which Vicis may deem necessary or advisable to perform any obligation of such Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

4.4   Right to Collect Accounts.  Upon the occurrence and during the continuance of an Event of Default, and without limiting any Debtor’s obligations under the Transaction Documents:  (a) each Debtor authorizes Vicis to notify any and all debtors on the Accounts to make payment directly to Vicis (or to such place as Vicis may direct); (b) each Debtor agrees, on written notice from Vicis, to deliver to Vicis promptly after receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by such Debtor on account of any Account; (c) Vicis may, at its option, apply all such payments against the Obligations or remit all or part of such payments to any Debtor; and (d) Vicis may take any actions in accordance with Section 4.7 of this Agreement..

4.5   Reasonable Notice.  Written notice, when required by law, sent in accordance with the provisions of Section 10.6 of the Purchase Agreement and given at least ten (10) business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6   Limitation on Duties Regarding Collateral.  The sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Vicis deals with similar property for its own account.  Neither Vicis nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of a Debtor or otherwise.

4.7   Lock Box; Collateral Account.  This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default.  If Vicis so requests in writing, each Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Vicis.  Each Debtor hereby authorizes and directs Vicis to deposit into a special collateral account to be established and maintained by Vicis all checks, drafts and cash payments received in said lock box.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied.  At its option, Vicis may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application selected in the sole discretion of Vicis, or permit any Debtor to withdraw all or any part of the balance on deposit in said collateral account.  If a collateral account is so established, each Debtor agrees that it will promptly deliver to Vicis, for deposit into said collateral account, all payments on Accounts and chattel paper received by it.  All such payments shall be delivered to Vicis in the form received (except for a Debtor’s endorsement where necessary).  Until so deposited, all payments on Accounts and chattel paper received by a Debtor shall be held in trust by such Debtor for and as the property of Vicis and shall not be commingled with any funds or property of such Debtor.

4.8   Application of Proceeds.  Vicis shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a)   to the costs of any sale or other disposition;

(b)   to the expenses incurred by Vicis in connection with any sale or other disposition, including attorneys’ fees;

(c)   to the payment of the Obligations then due and owing in any order selected by Vicis; and

(d)   to the applicable Debtor.

4.9   Other Remedies.  No remedy herein conferred upon Vicis is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise.  No failure or delay on the part of Vicis in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V
MISCELLANEOUS

5.1   Expenses and Attorneys’ Fees.  Each Debtor shall pay all fees and expenses incurred by Vicis, including the fees of counsel, in connection with the protection, administration and enforcement of the rights of Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2   Setoff.  Each Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Vicis shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3   Assignability; Successors.  Each Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Vicis.  The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4   Survival.  All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5   Governing Law.  This Security Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Security Agreement were negotiated, without regard to the conflicts of laws thereof.

5.6   Execution; Headings.  This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.  The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

5.7   Notices.  All communications or notices required or permitted by this Security Agreement shall be given to a Debtor (to be delivered care of Issuer) in accordance with Section 10.6 of the Purchase Agreement.

5.8   Amendment; No Waiver; Cumulative Remedies.  No amendment of this Security Agreement shall be effective unless in writing and signed by each Debtor and Vicis.  Vicis shall not by any act (except by a written instrument signed by Vicis), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of Vicis, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Vicis of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Vicis would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

5.9   Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10   WAIVER OF RIGHT TO JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF ANY CONTROVERSY THAT MAY ARISE UNDER THIS SECURITY AGREEMENT.

5.11   Submission to Jurisdiction.

(a)    EACH DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE CITY AND STATE OF NEW YOUR FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.  EACH DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)    EACH OF THE DEBTORS HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 10.6 OF THE PURCHASE AGREEMENT AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.  EACH DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF ISSUER.

(signature page follows)

IN WITNESS WHEREOF, this Guarantor Security Agreement has been executed as of the day and year first above written.

AMACORE DIRECT MARKETING, INC. By: _____________________________ Name: Title:	US HEALTH BENEFITS GROUP, INC. By: _____________________________ Name: Title:

ON THE PHONE, INC. By: _____________________________ Name: Title:	US HEALTHCARE PLANS, INC. By: _____________________________ Name: Title:

JRM BENEFITS CONSULTANTS, LLC By: _____________________________ Name: Title:	LIFEGUARD BENEFIT SERVICES, INC. By: _____________________________ Name: Title:

VICIS CAPITAL MASTER FUND
    By: Vicis Capital LLC

By: _____________________________
Name:
Title:

Signature Page to Security Agreement

SCHEDULE 1 TO SECURITY AGREEMENT

Locations of Collateral

Organizational ID:

Address of Debtor’s records of Collateral and chief executive office:

Collateral Locations:

SCHEDULE 2 TO SECURITY AGREEMENT

Intellectual Property

Organizational ID:

Patents

Trademarks

Copyrights